EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-8643 and 333-161367 on Form S-8 of our report dated June 19, 2019, appearing in this Annual Report on Form 11-K of the Anadarko Employee Savings Plan for the year ended December 31, 2018.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas
June 19, 2019